UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 18, 2006
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 18, 2006, Leonard E. Travis became Vice President and Chief Accounting Officer of Pride International, Inc. (“Pride”) and entered into a Change in Control/Non-Competition/Confidentiality Agreement. Upon assumption of this position, Mr. Travis replaced Douglas G. Smith as Pride’s principal accounting officer. Mr. Smith will remain a Vice President of the Company focusing on the divestiture of non-core assets.
     Prior to joining Pride, Mr. Travis, 44, served BMC Software as Vice President, Controller since May 2004. Mr. Travis was elected Vice President, Controller and Chief Accounting Officer of BMC Software in September 2004. From 2001 through 2004, Mr. Travis was Vice President, Corporate Controller of Arris Group, Inc. From 1998 through 2001, he was the Finance Director-Europe of RELTEC Corporation and the Vice President of Finance of Marconi Services-Americas, a division of RELTEC’s successor, Marconi, Plc. Prior to 1998, Mr. Travis held various controller positions in finance and operations at RELTEC Corporation. Mr. Travis is a CPA and a CMA, and has his MBA in Finance from The University of Chicago.
     There are no arrangements or understandings between Mr. Travis and any other person pursuant to which he was selected as Vice President and Chief Accounting Officer. Pride is not aware of any transaction in which Mr. Travis has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     In connection his employment, Mr. Travis was granted stock options to purchase 12,000 shares of common stock and 10,000 shares of restricted stock under Pride’s 1998 Long-Term Incentive Plan. The form of restricted stock award agreement was filed as Exhibit 10.1 to Pride’s current report on Form 8-K filed on January 6, 2005, and the form of option award agreement is filed as Exhibit 10.1 to this current report. Both agreements are incorporated herein by reference.
     Mr. Travis’ change in control/non-competition/confidentiality agreement provides that if Mr. Travis’ employment is terminated (other than for cause (as defined) and other than upon a voluntary resignation (as defined)) within two years of a change in control (as defined) or within one year of a limited change in control (as defined), Mr. Travis will generally be entitled to receive: (1) an amount equal to two times one full year of base salary (not less than the highest annual base salary during the preceding three years); (2) life, health, accident and disability insurance benefits for himself and his dependents for two years following termination or, if earlier, until equivalent benefits are provided by a subsequent employer; (3) an amount equal to two times the target award under Pride’s annual bonus plan for the year of termination; and (4) an amount equal to the target award under Pride’s annual bonus plan prorated for the months of employment during the year of termination. “Change in Control” for purposes of the agreement is defined to include the acquisition by a person of 20% or more of Pride’s voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company, a merger resulting in existing stockholders having at least 50% but less than 80% of the voting power of the surviving company and sale of all or substantially all of the assets of Pride. “Limited Change in Control” is defined to include a merger that results in existing stockholders having at least 50% but less than 80% of the voting power of the surviving company.
     In addition, the agreement provides an indefinite non-disclosure covenant and a noncompete covenant for one year after termination, unless he is entitled to the payments described above. In the event of a Change in Control, the noncompete clause is void.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.
Item 9. 01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement.

10.2	Change in Control/Non-Competition/Confidentiality Agreement between Pride and Leonard E. Travis dated December 18, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brian C. Voegele
Brian C. Voegele
Senior Vice President and Chief Financial Officer

Date: December 22, 2006

EXHIBIT INDEX

No.	Description

10.1	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement.

10.2	Change in Control/Non-Competition/Confidentiality Agreement between Pride and Leonard E. Travis dated December 18, 2006.

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